                                    FORM 8-K

                        SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                         Date of Report:  July 8, 1994
                                          -------------


                          ADVANCED MICRO DEVICES, INC.
                          ----------------------------
             (Exact name of registrant as specified in its charter)


      Delaware                            1-7882            94-1692300
      --------                            ------            ----------
  (State or other jurisdiction         (Commission          (I.R.S. Employer
  of incorporation)                    File Number)         Identification No.)



One AMD Place
P.O. Box 3453
Sunnyvale, California                                       94088-3453
- - ---------------------                                       ----------
(Address of principal executive office)                     (Zip Code)

Registrant's telephone number, including area code:   (408) 732-2400

Exhibit Index
located on sequential page 4                                Page 1 of 5

ITEM 5.   OTHER EVENTS

     On July 8, 1994, Advanced Micro Devices, Inc. (the "Company") issued a press release announcing that it has reached agreements, in principle, to settle all class action securities lawsuits, In Re Advanced Micro Devices, Securities Litigation (No. C-93-20662-JW, N.D. Cal.), and the derivative case, George A. Bilunka, et al vrs. Sanders, et al (93-20727JW N.D. Cal.), currently pending against the Company and certain of its officers and directors. The agreement to settle is subject to the approval of AMD's board of directors and confirmation by the United States District Court in San Jose, Calif. The suits were filed in conjunction with AMD's September 2, 1993, announcements relating to the Company's Am486 (Registered Trademark) family of products.

If approved, the cost of the settlements to the Company would be $34,000,000. The Company believes current quarter financial results would not be materially affected because of previously recorded settlement reserves for these cases, insurance proceeds, and an unrelated one-time gain the Company expects to record in the current quarter related to an award of damages in the AMD/Intel Technology Agreement Arbitration currently under review by the California Supreme Court.

                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ADVANCED MICRO DEVICES, INC
                                             (Registrant)



Date July 11, 1994                      By:  /s/ Marvin D. Burkett
     -------------                           -------------------------------
                                             Marvin D. Burkett

                                  EXHIBIT INDEX



                                                                      Sequential
                                                                      Page No.
                                                                      --------


28.1      Press release announcing agreements to settle all class          5
          action securities lawsuits currently pending against Advanced Micro Devices, Inc. and certain of its officers and directors.

NEWS RELEASE


                                                          [AMD LOGO AND ADDRESS]


                                        For further information:
                                        Chuck Mulloy (408) 749-5481




                 AMD REACHES TENTATIVE AGREEMENT TO SETTLE CLASS
                     ACTION SECURITIES AND DERIVATIVE SUITS


SUNNYVALE, Calif. ... July 8, 1994 ... Advanced Micro Devices (AMD) today announced that it has reached agreements in principle to settle all class action securities lawsuits and the derivative case currently pending against the company and certain of its officers and directors. The agreement to settle is subject to the approval of AMD's board of directors and confirmation by the United States District Court in San Jose, Calif. The suits were filed in conjunction with AMD's September 2, 1993, announcements relating to the company's Am486 (Registered Trademark) family of products.

If approved, the cost of the settlements to the company would be $34,000,000. The company believes current quarter financial results would not be materially affected because of previously recorded settlement reserves for these cases, insurance proceeds, and an unrelated one-time gain the company expects to record in the current quarter.

Advanced Micro Devices, Inc., the fifth-largest U.S. manufacturer of integrated circuits, produces microprocessors and related peripherals, memories, programmable logic devices and circuits for telecommunications, office automation and networking applications. AMD has sales offices worldwide and has manufacturing facilities in Sunnyvale, California; Austin, Texas; Bangkok, Thailand; Penang, Malaysia; Singapore; and Basingstoke, England.

                                       ###

Am486 is a registered trademark of Advanced Micro Devices, Inc.
AMD news release #94CORP16                                             AMD-90212